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                                                                   Exhibit 10.8


                             STOCKHOLDERS AGREEMENT


            This Stockholders Agreement (this "Agreement") is made on July 29, 1998, by and among EMERGE VISION SYSTEMS, INC., a Delaware corporation, with its principal offices located at 10305 102nd Terrace, Sebastian, Florida 32958 ("eVS"), the individuals designated as STS Stockholders in Schedule A (the "STS Stockholders"), who are the former shareholders of STS Agriventures, Ltd., and the entities designated as Nutri-Charge Stockholders in Schedule A (the "Nutri-Charge Stockholders"), who are the former partners of Nutri-Charge Partnership when the partnership was sold to eVS for eVS stock, (the STS Stockholders and Nutri-Charge Stockholders, together with any Permitted Transferee (as defined below) which may become a party to this Agreement hereafter are, for so long as they are stockholders of eVS, collectively referred to herein as the "Stockholders" or individually a "Stockholder.")

                                   BACKGROUND

            In partial consideration for the execution and delivery by eVS of the Stock Purchase Agreement by and between eVS, the STS Stockholders and STS Agriventures, Ltd. (the "Stock Purchase Agreement"), the STS Stockholders have agreed to enter into this Agreement.

            In partial consideration for the execution and delivery by eVS of the Purchase Agreement by and between eVS, the Nutri-Charge Stockholders and Nutri-Charge (the "Purchase Agreement"), the Nutri-Charge Stockholders have agreed to enter into this Agreement.

            The parties have determined that it is in the best interests of eVS and the Stockholders to provide for certain rights and restrictions on the future disposition of eVS's common stock, par value $0.01 per share (the "Common Stock"), and various other matters set forth herein.

            NOW, THEREFORE, in consideration of the agreements and mutual promises and covenants set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1

                       RESTRICTIONS ON TRANSFER OF SHARES

      1.1. Restrictions on Stockholders. Until such time as eVS's Common Stock is the subject of a Qualified Initial Public Offering (as hereinafter defined), or as expressly provided in this Agreement or in the Purchase Agreement, no Stockholder shall sell, assign, transfer, give, bequeath, devise, donate or otherwise dispose of, or pledge, deposit or otherwise encumber, in any way or manner whatsoever, whether voluntary or involuntary (all of the foregoing hereinafter referred to as "transfer"), any legal or beneficial interest in any of the shares of eVS's Common Stock (collectively, the "Shares") now or hereafter owned (of record or beneficially) by such Stockholder except as expressly provided in this Agreement and in accordance with its terms and conditions.


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      1.2. Certain Excluded Transfers. The provisions of Articles 1 and 2 of this Agreement shall not apply to the transfer of shares by a Stockholder which are not Restricted Shares (as defined in the Purchase Agreement) to a Permitted Transferee, provided that the Permitted Transferee executes a copy of this Agreement as a Stockholder. As used herein, "Permitted Transferee" means:

            (a) in the case of any Stockholder who is a natural person, such Individual's spouse or issue (in each case natural or adopted), any trust for the benefit of such Individual or his/her spouse or issue, or any corporation or partnership in which the direct or beneficial owner of all of the equity interest is such Individual, spouse or issue or any trust for the benefit of such persons;

            (b) in the case of any Stockholder who is a natural person, the heirs, trustees, executors, administrators or personal representatives upon the death or incompetency of such person;

            (c) in the case of a Stockholder other than a trust that is not a natural person, any Controlled Affiliate (as hereinafter defined) of such Stockholder; and

            (d) in the case of a Stockholder that is a trust, any beneficiaries of such Trust or successor Trust, and Controlled Affiliate (as hereinafter defined) of a beneficiary of such Trust or successor Trust;

            (e) any person or entity that takes such shares pursuant to a sale in connection with a Qualified Initial Public Offering (as hereinafter defined) of such shares, which shares shall no longer be subject to this Agreement;

            (f) Jeffrey L. Biegert or John R. Johanns with the same rights as if they were a Stockholder; and

            (g) XL Vision, Inc. ("XLV") pursuant to the Put Option (as defined in the Purchase Agreement).

"Controlled Affiliate" means, with respect to any person, a corporation, partnership or other business association in which such person holds, directly or indirectly, fifty percent (50%) or more of the outstanding capital stock or other equity interests of such corporation, partnership or other business association. In determining the fifty percent (50%) test John Johanns, his spouse and his issue shall be considered one person. In determining the fifty percent (50%) test Jeffrey Biegert, his spouse and his issue shall be considered one person. An estate or trust of a deceased individual Stockholder shall be considered the same as the deceased person for the fifty percent (50%) test until such estate or trust is distributed.


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                                   ARTICLE 2

                STOCKHOLDER'S LIMITED RIGHT TO DISPOSE OF SHARES

      2.1. Offer to Sell Shares. Except as otherwise provided in the Stock Purchase Agreement and Articles 1 and 2 of this Agreement, if any Stockholder shall at any time desire to sell all or any of such Stockholder's Shares, such Stockholder (the "Selling Stockholder") shall first prepare a written offer (the "Offer") to sell such Shares (the "Offered Shares") setting forth the proposed date of the sale, the proposed price per Share, and the other terms and conditions upon which the sale is proposed to be made. Such notice shall also specify whether a Third Party Purchaser (as hereinafter defined) has made an offer to acquire such Shares. The Selling Stockholder shall then transmit a copy of the Offer to eVS. Within two (2) business days of receipt of the Offer, eVS shall transmit a copy of the Offer to the Stockholders other than the Selling Stockholder.

      2.2. Option of eVS. Transmittal of the Offer to eVS by the Selling Stockholder shall constitute an offer by the Selling Stockholder to sell the Selling Stockholder's Offered Shares to eVS at the price and upon the terms set forth in the Offer. For a period of ten (10) days after the submission of the Offer to eVS, eVS shall have the option, exercisable by written notice to the Selling Stockholder with a copy to each of the other Stockholders, to accept the Selling Stockholder's Offer as to all or any part of the Selling Stockholder's Offered Shares. Such notice shall state the number of Shares eVS will purchase, if any, and the number of Offered Shares available to be purchased.

      2.3. Option of Offeree Stockholders. In the event that eVS does not exercise its option with respect to any or all of the Offered Shares in accordance with Section 2.2, the Selling Stockholder, upon notice from eVS of eVS's decision not to accept the Offer as to any or all of the Offered Shares (or upon expiration of the fifteen-day option period referred to in Section 2.2 if eVS fails to give notice as aforesaid), shall be deemed to have offered in writing to sell all, but not less than all, of its remaining Offered Shares (those not purchased by eVS) to the Stockholders, as a group ("Offeree Stockholders") at the price and upon the terms set forth in the Offer. For a period of fifteen (15) days after such Offer to the Offeree Stockholders, the Offeree Stockholders shall have the option, exercisable by written notice to the Selling Stockholder with a copy to eVS and to each of the other Offeree Stockholders, to accept the Offer as to the remaining Offered Shares. Each Offeree Stockholder who exercises this option shall agree, by doing so, to purchase that proportionate part of the remaining Offered Shares which the number of Shares owned by such Offeree Stockholder bears to the total number of Shares owned by all Offeree Stockholders (or in such other proportions as the Offeree Stockholders may agree among themselves). In the event that one or more of the Offeree Stockholders does not exercise its option in accordance with
Section 2.3, the Offeree Stockholders who exercised their options pursuant to
Section 2.3 shall have a further option for a period of five (5) additional days following the expiration of the fifteen-day period set forth in Section 2.3 to accept the Offer as to the then remaining Offered Shares, and each such Offeree Stockholder who exercises this further option shall agree, by doing so, to purchase that proportionate part of the then remaining Offered Shares, which the number of Shares owned by such Offeree Stockholder bears to the total number of Shares owned by all of the Offeree Stockholders exercising their option pursuant to


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this Section 2.3 (or in such other proportions as such Offeree Stockholders may agree among themselves).

      2.4. Sale to Third Party Purchaser. If, at the end of the option periods described in Sections 2.2 and 2.3 (the "Option Periods"), options have not been exercised by eVS and/or the Offeree Stockholders to purchase all of the Offered Shares, then the Selling Stockholder shall be free, subject to the co-sale provisions of Section 3 hereof, for a period of thirty (30) days thereafter to sell any or all of the Offered Shares as to which options have not been exercised (the "Remaining Shares") to a third party purchaser (the "Third Party Purchaser") at the price and upon the terms and conditions set forth in the Offer, and on condition that such Third Party Purchaser executes a copy of this Agreement as a Shareholder. If such Remaining Shares are not so sold within the aforesaid thirty-day period, then the Selling Stockholder shall not be permitted to sell such Remaining Shares without again complying with this Article 2.


                                   ARTICLE 3

                              COME ALONG PROVISIONS

      3.1. Come Along Right. If at any time holders of a majority of the outstanding shares of Common Stock held by stockholders of the Company (the "Majority Stockholders") propose to transfer substantially all of the shares of the Common Stock held by them (other than to the public for cash pursuant to a registration statement filed under the Securities Act) to a prospective purchaser ("Acquiror"), then the Majority Stockholders shall notify each Stockholder, in writing, of such offer and its terms and conditions. Upon receipt of such notice, each Stockholder shall have the right to sell to the Acquiror, that number of shares of Common Stock equal to the product attained by multiplying (a) the number of shares of Common Stock the Acquiror proposes to purchase, times (b) the quotient derived by dividing (i) the number of shares of Common Stock held (or deemed to be held) by the Stockholders exercising the Election under this Section by (ii) the total number of shares of Common Stock held (or deemed to be held) by the Majority Stockholders and all Stockholders exercising the Election under this Section. Each Stockholder's right to sell pursuant to this Section 3.1 can be exercised by delivery of a written notice to the Majority Stockholders within twenty (20) days following the delivery of the notice to the Stockholders of the proposed sale to the Acquiror by the Majority Stockholders.

      3.2. Termination of Come Along Right. The provisions of this Article 3 shall terminate upon the consummation of a Qualified Public Offering.


                                   ARTICLE 4

                      PURCHASE PRICE, TERMS AND SETTLEMENT

      4.1. Purchase Price. The purchase price per Share and the terms of payment shall be the price per Share contained in the Offer.


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      4.2. Time; Date; Location. Settlement for the purchase of Shares by eVS or by a Stockholder pursuant to the provisions of Article 2, shall be made within thirty (30) days following the date of exercise of the last option exercised.
All settlements for the purchase and sale of Shares shall, unless otherwise agreed to by all of the purchasers and sellers, be held at the principal executive offices of eVS during regular business hours. The precise date and hour of settlement shall be fixed by the purchaser or purchasers (within the time limits proscribed in this Agreement), or in the event the purchasers fail to agree, by the President of eVS, by notice in writing to the seller given at least five (5) days in advance of the settlement date specified.

      4.3. Certificates. At settlement, the stock certificate or certificates representing the Shares being sold shall be delivered by the seller to the purchaser or purchasers, duly endorsed for transfer or with executed stock powers attached, with any necessary documentary and transfer tax stamps affixed by the seller, free and clear of all liens, claims and encumbrances except for the terms of this Stockholders Agreement.

      4.4. Stockholders Agreement. The purchaser, if not already a Stockholder hereunder, shall execute a copy of this Agreement as an additional Stockholder.

      4.5. Authority. The seller, if a personal representative of a Stockholder, shall, upon request of a purchaser, provide prior to the date of settlement, evidence reasonably satisfactory to the purchaser of the seller's legal status as personal representative of such Stockholder.


                                   ARTICLE 5

                               REGISTRATION RIGHTS

      5.1. Piggyback Registration Rights. Whenever eVS proposes to register any Common Stock for eVS's own or others' account under the Securities Act of 1933 (the "1933 Act") for a public offering for cash, other than a registration relating to employee benefit plans, eVS shall give each holder of Registrable Securities (as hereinafter defined) written notice of eVS's intent to do so. Upon the written request of any such holder given within thirty (30) days after receipt of such notice, eVS will use eVS's reasonable efforts to cause to be included in such registration all of the Registrable Securities that such holder requests to be registered. If eVS is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any registration statement under this Article 5 that the number of shares to be sold pursuant to such registration statement is greater than the number of such shares that can be offered without adversely affecting the offering, then eVS shall first register the shares sought to be registered by eVS for its own account; second, eVS shall register the number of shares offered for the account of the stockholders of eVS who are parties to a certain Registration Rights Agreement dated as of ____________, 1997 as to which such stockholders exercise piggyback registration rights pursuant to Section 2(a) of such agreement (the "Existing Rights"); third, eVS shall register as many of the shares of Registrable Securities as the underwriters will include in the registration, reducing pro rata the number of shares offered for the accounts of holders of Registrable Securities (based upon the number of Shares proposed to be sold pursuant to such registration statement by each such holder) to a number deemed satisfactory by such managing underwriter if


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all of the Registrable Securities can not be included. In the event of such a limitation, shares of persons not having registration rights will not be included in the registration unless all Registrable Securities requested to be included in the registration have been included. Following the execution hereof, eVS agrees to use its commercially reasonable best efforts to obtain the consent of the holders of the Existing Rights to treat holders of Registrable Securities pari passu with the holders of Existing Rights for the purposes of the underwriter cutback provisions set forth above.

      5.2. Definition of Registrable Securities. "Registrable Securities" means the Shares, any shares of Common Stock or other capital stock of eVS received by the holders of Shares as a stock dividend or other distribution with respect to such Shares and any other shares of the capital stock of eVS now owned or hereafter acquired by the holder of Shares.

      5.3. Registration Procedures. All expenses incurred in connection with the registrations under this Article 5 (including all registration, filing, listing, qualification, printer's and accounting fees, but excluding underwriting commissions and discounts) shall be borne by eVS. If and whenever eVS is under an obligation pursuant to this Article 5 to effect or use eVS's reasonable efforts to effect a registration of any Registrable Securities, eVS shall: (a) use eVS's reasonable efforts to prepare and file with the Commission as soon as reasonably practicable, a registration statement with respect to the Registrable Securities and use eVS's reasonable efforts to cause such registration to promptly become and remain effective for a period of at least one hundred twenty
(120) days (or such shorter period during which holders shall have sold all Registrable Securities that they requested to be registered); (b) use eVS's reasonable efforts to register and qualify the Registrable Securities covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution of the Registrable Securities; (c) provide a transfer agent for the Common Stock no later than the effective date of the first registration of any Registrable Securities; (d) list such Registrable Securities on any national securities exchange or The Nasdaq Stock Market's National Market, or if the Common Stock is unable to be so listed, use eVS's reasonable efforts to qualify the Registrable Securities for inclusion on any other automated quotation system of the National Association of Securities Dealers, Inc.; and (e) take such other actions as are reasonable or necessary to comply with the requirements of the Act and the regulations thereunder, or the reasonable request of any holder, with respect to the registration and distribution of the Registrable Securities. eVS is not obligated to effect registration or qualification under this Article 5 in any jurisdiction requiring eVS to qualify to do business (unless eVS is otherwise required to be so qualified) or to execute a general consent to service of process.

      5.4. Holdback Agreement. If eVS at any time shall register shares of Common Stock under the 1933 Act (including any registration pursuant to Article
5) for sale to the public, then Stockholders shall not sell publicly, make any short sale of, grant an option for the purchase of, or otherwise dispose publicly of, any shares of Registrable Securities (other than those shares of Common Stock included in such registration pursuant to Article 5) without the prior written consent of eVS or the managing underwriter of the offering for a period designated by eVS in writing to the holders of shares of Registrable Securities, which period shall not begin more than ten (10) days prior to the effectiveness of the registration statement pursuant to which such public offer will be made and shall not last more than one hundred eighty (180) days after the effective


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date of such registration statement; provided that Stockholders shall not be obligated to refrain from any of the foregoing for a period that is greater than the minimum period required of any executive officer or director of eVS or person holding, or having the right or option to acquire equity securities representing more than five percent (5%) of the equity securities of eVS or if any such person is not so required.

      5.5. Underwriting Arrangement. In connection with each registration pursuant to Article 5 covering an underwritten public offering, eVS and each participating holder agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are reasonably acceptable to each such participating holder and are customary in the securities business for such an arrangement between such underwriter and companies of eVS's size and investment stature.

      5.6. Notification. eVS shall notify each holder of Registrable Securities covered by any registration statement of any event that results in the prospectus included in such registration statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

      5.7. Furnishing of Documents. At the request of any participating holder, eVS will furnish to each underwriter, if any, and participating holders, a legal opinion of its counsel and a "cold comfort" letter from its independent certified public accountants, each in customary form and substance, at such time or times as such documents are customarily provided in the type of offering involved. As expeditiously as possible, eVS shall furnish to each participating holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as the participating holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the participating holders.

      5.8. Indemnification and Contribution.

            (a) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Article IV, eVS will indemnify and hold harmless each Stockholder, and each other person, if any, who controls such Stockholder within the meaning of the 1933 Act, and each employee, officer and trustee of such Stockholder against any losses, claims, damages or liabilities, joint or several, to which each such controlling person, employee, officer or trustee may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Article 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Stockholder, and each such controlling person, employee, officer or trustee for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that eVS


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will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Stockholder or any such controlling person, employee, officer or trustee in writing specifically for use in such registration statement or prospectus.

            (b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Article 5, each Stockholder will indemnify and hold harmless eVS, each person, if any, who controls eVS within the meaning of the 1933 Act, officer of eVS who signs the registration statement, director of eVS, underwriter and person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which eVS or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Article 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse eVS and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that such Stockholder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Stockholder, as such, furnished in writing to eVS by such Stockholder specifically for use in such registration statement or prospectus.

            (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to such indemnified party other than under this Section 5 and shall only relieve the indemnifying party from any liability which the indemnifying party may have to such indemnified party under this Section 5 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent the indemnifying party shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
Section 5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there


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may be reasonable defenses available to the indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

            (d) In order to provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either: (i) any holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 5; then, and in each such case, eVS and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) as is appropriate to reflect the relative fault of eVS and such holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as the relative benefit received by eVS and such holder as a result of the offering in question, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation that does not take into consideration the foregoing equitable considerations; provided that, in any such case: (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by such holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

      5.9. Removal of Legends, Etc. Notwithstanding anything herein to the contrary, the restrictions imposed by Articles 3 on the transferability of any Shares shall cease and terminate when: (a) any such Shares are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or such other method that does not require that the securities transferred bear the legend set forth in Section 3.2 hereof; or (b) the holder of such Shares has met the requirements for transfer pursuant to subparagraph (k) of Rule 144 (as amended from time to time) promulgated by the Commission under the 1933 Act. Whenever the restrictions imposed by Articles 3 hereof have terminated, a holder of a certificate for such Shares as to which such restrictions have terminated shall be entitled to receive from eVS, without expense, a new certificate not bearing the restrictive legend set forth in Section 3.2 hereof and not containing any other reference to the restrictions imposed by this Agreement.


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      5.10. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, then appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

      5.11. Preparation of Registration Statements. Whenever eVS is registering any Common Stock under the 1933 Act and a holder of Registrable Securities is selling any securities under such registration or determines that it may be a controlling person under such 1933 Act, eVS will allow such holder and its counsel to participate in the preparation of the registration statement, will include in the registration statement such information as such holder may reasonably request and will take all such other action as such holder may reasonably request.

      5.12. Transferability of Registration Rights. The registration rights described in Sections 5.1 and 5.2 are transferable by the holders of Registrable Securities to any person to whom such holder transfers Registrable Securities, only with the consent of eVS.

      5.13. No Registration in Canada. eVS is under no obligation to register any of its Common Stock in Canada.


                                   ARTICLE 6

                             BRING ALONG PROVISIONS

      6.1. Bring Along Right. If the holders of at least a majority of the outstanding shares of eVS's common stock approve in writing the sale of eVS to any person or entity that is not an Affiliate of eVS, provided that, with respect to such sale, the shares of stock within a class are all treated equally (an "Approved Sale"), each Stockholder who does not exercise dissenter's and appraisal rights (if any) with respect to the Approved Sale will consent to, vote for and raise no objections against, and if the Approved Sale is structured as a sale of stock, will agree to sell and be permitted to sell all of such Stockholder's shares on the same terms and conditions approved by the holders of a majority of the shares of eVS's common stock. Each Stockholder who is participating in such sale will take all necessary and desirable actions as may be reasonable requested by eVS in connection with the consummation of an Approved Sale.


            For purpose of this Section, the term "Affiliate" means any person or entity either (i) in which eVS owns, directly or indirectly, at least 20% of the voting control of or equity in and any other entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control by eVS, (i) which owns shares of eVs common stock prior to such Approved Sale, or (iii) which owns shares of an entity identified in clause
(i) above prior to such Approved Sale.

      6.2. Termination of Bring Along Right. The provisions of this Article 6 shall terminate with respect to the shares upon the consummation of a Qualified Initial Public Offering.

      6.3. Execution of Documents; Costs. Each Stockholder shall, in connection with an Approved Sale, at the request of eVS and without further cost or expense to eVS, and without further cost and expense to eVS, execute and deliver such other instruments as may reasonably be requested in order to consummate the Approved Sale. Each Stockholder shall bear its pro rata share of the reasonable costs and expenses incurred of any Approved Sale to the extent such costs and expenses are incurred for the benefit of all selling Stockholders and are not otherwise paid by eVS or the acquiring party. Costs incurred by a Stockholder on its own behalf will not be considered costs of the Approved Sale hereunder.


                                   ARTICLE 7


                                   [RESERVED]


                                   ARTICLE 8

                              ADDITIONAL PROVISIONS

      8.1. Copy of Agreement to Be Kept on File. eVS shall keep on file at its principal executive offices, and will exhibit to any Stockholder or his or her duly authorized representative at any and all reasonable times, an executed copy of this Agreement and all amendments thereto.

      8.2. Stock Certificates to Be Marked with Legend. All certificates hereafter issued by eVS shall be marked with the following legend:


                        THIS CERTIFICATE REPRESENTS SECURITIES WHICH ARE
            RESTRICTED AND WHICH ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT DATED JULY 29, 1998 BY AND AMONG EMERGE VISION SYSTEMS, INC. ("EVS") AND THE STOCKHOLDERS IDENTIFIED THEREIN (A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF EVS) AND THE RIGHTS, PRIVILEGES AND OPTIONS THEREIN CONTAINED. NO SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY OF THE SECURITIES REPRESENTED THEREBY SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF SAID AGREEMENT.

      8.3. Termination of Certain Provisions. The provisions of Articles 1, 2, 3, 4, and 6 and Section 8.2 of this Agreement shall terminate and be of no further force and effect upon the closing of an underwritten, firm commitment initial public offering pursuant to an effective registration statement under the 1933 Act, covering the offer and sale by eVS of its Common Stock in which the aggregate net proceeds to eVS exceed Ten Million Dollars (a "Qualified Initial Public Offering").

      8.4. Rights, Obligations and Remedies. The rights and obligations under, and the remedies to enforce, this Agreement are joint and several as to eVS and each of the Stockholders with each being completely free to enforce any or all of the rights or obligations under this Agreement against any of the others with or without the concurrence or joinder of any of the others. The Shares are unique, and recognizing that the remedy at law for any breach or threatened breach by a party hereto of the covenants and agreements set forth in this Agreement would be inadequate and that any such breach or threatened breach would cause such immediate and permanent damage as would be irreparable and the exact amount of which would be impossible to ascertain, the parties hereto agree that in the event of any breach or threatened breach of any such covenant or agreement, in addition to any and all other legal and equitable remedies which may be available, any party hereto may specifically enforce the terms of this Agreement and may obtain temporary and/or permanent injunctive relief without the necessity of proving actual damage by reason of any breach or threatened breach hereof and, to the extent permissible under the applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such suit and without notice.

      8.5. Subsequent Stockholders to Become Bound. Before any person or entity not a party to this Agreement to whom transfers of Shares may be made hereunder, may be entitled to become a Stockholder of eVS, such person or entity shall be required first to execute and deliver to eVS an agreement pursuant to which such person or entity agrees to be bound by all of the terms and conditions of this Agreement (as it may have then been amended), and the failure of any such person or entity to execute such agreement shall preclude such person or entity from becoming a Stockholder of eVS.

      8.6. Amendment, Modification and Termination. This Agreement may be amended, modified or terminated, or any provision or requirement hereof waived, at any time by an agreement in writing among eVS, the holders of [EIGHTY] percent [(80%)] of the outstanding Shares on a fully diluted basis, the holders of eighty percent (80%) of the Shares held by STS Stockholders and their Permitted Transferees and the holders of eighty percent (80%) of the Shares held by the Nutri-Charge Shareholders and their Permitted Transferees; provided that if this Agreement is amended, modified or terminated without the unanimous consent of the Stockholders, all Stockholders that are not a party to such agreement shall be given prompt notice of such amendment, modification or termination. Any such amendment or waiver shall be effective with respect to all parties to this Agreement.

      8.7. No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

      8.8. Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law of any jurisdiction. In the event that a party to this Agreement perceives the existence of a dispute with the other party concerning any right or duty provided for herein, the parties will, as soon as practicable, confer in an attempt to resolve the dispute. If the parties are unable to resolve such dispute amicably, then the parties hereby submit to the exclusive jurisdiction of and venue in the state and federal courts located in the Eastern District of the Commonwealth of Pennsylvania with respect to any and all disputes concerning the subject of, or arising out of, this Agreement.

      8.9. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or sent overnight delivery by Federal Express or by certified or registered mail, return receipt requested, or telexed in the case of non-US. residents, and shall be deemed to have been given when hand delivered, one (1) day after mailing when mailed by overnight courier (e.g., Federal Express or Express Mail) or five (5) days after mailing by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

If to eVS, to:                            With a required copy to:

eMerge Vision Systems, Inc.               Pepper Hamilton LLP
10305 102nd Terrace                       3000 Two Logan Square
Sebastian, Florida 32958                  Eighteenth & Arch Streets
Attention:  Chuck Abraham, President      Philadelphia, PA  19103-2799
Fax Number:  (561) 589-2049               Attention:  Elam M. Hitchner, III, Esquire
                                          Fax Number:  (215) 981-4750

If to Stockholders, to:

Judith Ackland                            Dr. Richard W. Stanley
P.O. Box 197                              3526 Spruce Drive
Shickley, NE 68436                        Red Deer, Alberta
                                          T4N 3N9

Larry Cox, C.P.A.                         Ian Turnbull
P.O. Box 88                               Box 5351
Henderson, NE 68371                       Lacombe, Alberta
                                          T4L 1X1

Sylvia R. Doerksen                        Ann Turnbull
3526 Spruce Drive                         Box 5351
Red Deer, Alberta                         Lacombe, Alberta
T4N 3N9                                   T4L 1X1

Darryl Robinson

18 Blackfoot Place
Woodstock, Ontario
N4T 1E2

With a required copy to:

Frank Heinisch, Esquire                   Robert J. Warrender, Esquire
P.O. Box 311                              Duhamel Manning Feehan
Geneva, NE 68361                          Warrender Glass
                                          2nd Floor
Jim Titus, Esquire                        5233 49th Avenue
121 S. 13th Street, #601                  Red Deer, Alberta
P.O. Box 81849                            T4N 6G5
Lincoln, NE 68501-1849

or to such other names or addresses as a party to this Agreement, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section 8.9.

      8.10. Binding Nature of Agreement and No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto, except by means of transfers permitted by Articles 1 or 2.

      8.11. Counterparts, Headings and Exhibits. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement. All Schedules and Exhibits hereto are hereby incorporated in this Agreement and made a part hereof.

      8.12. Integration. This Agreement, the Stock Purchase Agreement and the Purchase Agreement embody the entire agreement and understanding among the parties hereto and thereto supersede all prior agreements and understandings relating to the subject matter hereof or thereof.

      8.13. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, then such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

      8.14. Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided that if the final day of any time period falls on a Saturday, Sunday or holiday on which U.S. Federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.


                                    EMERGE VISION SYSTEMS, INC.

                                    By:/s/ Charles L. Abraham
                                       ----------------------
                                    Name: Charles L. Abraham
                                          ------------------
                                    Title: President & C.E.O.
                                           ------------------


                                    THE STOCKHOLDERS:

                                    J Technologies, LLC



                                    By:
                                       --------------------------------------
                                       Heidi Johanns, member



                                    /s/ Judith A. Ackland
                                    -----------------------------------------
                                    Judith Ackland, Co-Trustee of the Biegert
                                    Family  Irrevocable Trust dated June 11,
                                    1998



                                    /s/ Larry Cox
                                    -----------------------------------------
                                    Larry Cox, Co-Trustee of the Biegert
                                    Family Irrevocable Trust dated June 11,
                                    1998

                                    /s/ R. Stanley
                                    --------------------------------------
                                    Dr. Richard W. Stanley


                                    /s/ S. Doerksen
                                    --------------------------------------
                                    Sylvia R. Doerksen


                                    /s/ Ian Turnbull
                                    --------------------------------------
                                    Ian Turnbull


                                    /s/ A. Turnbull
                                    --------------------------------------
                                    Ann Turnbull


                                    /s/ Darryl Robinson
                                    --------------------------------------
                                    Darryl Robinson

                                   SCHEDULE A

                            Nutri-Charge Stockholders

NAME & ADDRESS                                                   NUMBER OF SHARES OF eVS
--------------                                                   -----------------------
J Technologies, LLC                                                   1,000,000 shares
a South Dakota limited liability company
Attention, Jim Titus,
P.O. Box 81849
Lincoln, NE  68501-1849


Judith Ackland and Larry Cox, Co-Trustees,                            1,000,000 shares
The Biegert Family Irrevocable Trust dated June 11, 1998
P.O. Box 197
Shickley, NE  68436


                      STS Stockholders and Darryl Robinson


NAME & ADDRESS                                         NUMBER OF SHARES OF eVS
--------------                                         -----------------------
Dr. Richard W. Stanley                                      32,130 shares
3526 Spruce Drive
Red Deer, Alberta
T4N 3N9


Sylvia R. Doerksen                                          24,570 shares
3526 Spruce Drive
Red Deer, Alberta
T4N 3N9


Ian Turnbull                                                 3,150 shares
Box 5351
Lacombe, Alberta
T4L 1X1

Ann Turnbull                                                 3,150 shares
Box 5351
Lacombe, Alberta
T4L 1X1


Darryl Robinson                                              7,000 shares
18 Blackfoot Place
Woodstock, Ontario
N4T 1E2